EXHIBIT 99.1

SolarWindow CEO Letter to Shareholders Describes Market and Commitment to Commercialization

December 10, 2015

Columbia, Md. – December 10, 2015 - The following is a statement by John A. Conklin, President & CEO, SolarWindow Technologies, Inc. (OTCQB: WNDW):

Dear Fellow SolarWindow Shareholder:

With your support, we've made groundbreaking discoveries and developed possibly the biggest single breakthrough in clean energy –SolarWindow™.

Every day, sunlight streams through billions of windows—more than two million acres of "skyscraper" glass worldwide.

Until now, there has never been a technology able to convert those solar rays into electricity on tall towers like SolarWindow™.

Using SolarWindow™ coatings, entire buildings could be turned into power generators thereby reducing electricity costs by up to 50% per year.

CNBC has said, "SolarWindow™ could give our cities the ability to harvest their own energy needs."

We have demonstrated before the U.S. Congress, have set records for size and power, and won the Energy Business Review "Energy Innovation Award."

Transparent SolarWindow™ Unit Capable of Generating Electricity

SolarWindow™ may well be one of today's most disruptive renewable energy innovations.

Our independently validated modeling shows that when SolarWindow™ is applied to all sides of a 50-story building, the results are:

•	50 times greater energy than conventional rooftop solar panels

•	15 times the environmental benefits over traditional rooftop solar energy collectors

•	Electricity generated from natural, shaded, reflected, and even indoor light and

•	A one-year financial payback

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In addition, the global push for emissions reductions and clean energy solutions contributes significantly to the market opportunity for the SolarWindow™.

As noted by us in Engineering.com, SolarWindow™ could provide the equivalent reductions in carbon dioxide emissions produced by as much as 770 acres of forest sequestering carbon dioxide when modeled for a 50-story building.

We believe that the future truly is bright, as the use of solar energy keep growing worldwide.

Why this continued growth? The answer is simple--because the adverse environmental impact of traditional energy sources and financial costs of electricity keep increasing.

Commercial buildings alone consume nearly 40% of the electricity generated in the U.S. This is one reason why we've targeted commercial buildings as our initial customers.

"This is the kind of product that architects, developers, customers, and energy advocates have long awaited," said industry executive, and now a SolarWindow Board of Advisors member, Patrick Sargent.

During 2015 we received recognition in numerous other publications including: The Baltimore Sun, The New York Daily News, Fast Company, ComputerWorld and National Geographic, to name a few.

Looking forward, 2016 for our shareholders looks to be a landmark year, as we devote our focus on bringing this first-of-its kind technology to market as fast as possible.

In 2016, our mission is to formalize industry relationships, potentially giving us instant commercial reach -- a boon for our shareholders.

Of course, you can expect us to continue our long-standing tradition of proactive shareholder outreach to keep you apprised of our major technology and market, and business developments.

Visit our website at www.solarwindow.com to register to receive all future shareholder updates and notifications.

Thank you for your loyalty and ongoing support.

I wish you and all those near and dear to you, a wonderful Holiday Season and the very best for 2016 and beyond.

Very truly yours,

SOLARWINDOW TECHNOLOGIES, INC.

John A. Conklin

President and CEO

Forward Looking Statement:

Certain of the matters discussed in this report about our and our subsidiaries' future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "may," "anticipate," "intend," "estimate," "believe," "expect," "plan," "should," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements.

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Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein include, but are not limited to:

•	adverse changes in the demand for or the price of energy,
•	adverse changes in energy industry law, policies and regulation,
•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,
•	changes in solar energy regulation and/or general developments in the solar energy industry,
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the solar energy industry,
•	availability of capital and/or credit at commercially reasonable terms and conditions and our ability to meet cash needs,
•	any inability to achieve, or continue to sustain, our expected levels of operating performance,
•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,
•	increases in competition in energy supply markets,
•	challenges associated with recruitment and/or retention of qualified personnel, and
•	changes in technology.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this letter apply only as of the date of this letter. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws. The forward-looking statements contained in this report are intended to qualify, to the extent applicable, for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

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